EX-23.1.2

                                     CONSENT

TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      Above Average Investments, Ltd.

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-37198 of Above Average Investments, Ltd. on Form SB-2 of our report dated July 24, 2000 on the financial statements of Above Average Investments, Ltd. appearing in the prospectus, which is part of this Registration.

         We also consent to the reference to us under the heading "Experts" in such prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
April 6, 2000


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